Exhibit 21
HCC INSURANCE HOLDINGS, INC.
SUBSIDIARIES

State or Country of
	NAME	Incorporation

1.	Allied Underwriters, Inc.	Indiana
2.	American Contractors Indemnity Company	California
3.	Avemco Corporation	Delaware
4.	Avemco Insurance Agency, Inc.	Maryland
5.	Avemco Insurance Company	Maryland
6.	Avemco Services, Inc.	Maryland
7.	cineFinance Insurance Services, LLC	California
8.	Continental Underwriters Ltd.	Louisiana
9.	Covenant Claims Service, LLC	Louisiana
10.	Covenant Underwriters Ltd.	Louisiana
11.	Credance Limited	United Kingdom
12.	Credit Shield Limited	United Kingdom
13.	DeMontfort Investments Limited	United Kingdom
14.	Dickson Manchester & Company, Limited	United Kingdom
15.	G. B. Kenrick & Associates, Inc.	Michigan
16.	HCC Acquisition Sub, Inc.	New York
17.	HCC Administrators, Inc.	Illinois
18.	HCC Aviation Insurance Group, Inc.	Texas
19.	HCC Benefits Corporation	Delaware
20.	HCC Credit Group, Inc.	New York
21.	HCC Diversified Financial Products Limited	United Kingdom
22.	HCC Employee Benefits, Inc.	Delaware
23.	HCC Employer Services, Inc.	Alabama
24.	HCC Employer Services, Inc.	Illinois
25.	HCC Global Financial Products of Texas, LLC	Texas
26.	HCC Global Financial Products, LLC	Delaware
27.	HCC Global Financial Products, SL	Spain
28.	HCC Indemnity Guaranty Agency, Inc.	New York
29.	HCC Insurance Company	Indiana
30.	HCC Insurance Holdings (International) Limited	United Kingdom
31.	HCC Intermediate Holdings, Inc.	Delaware
32.	HCC International Insurance Company PLC	United Kingdom
33.	HCC Life Insurance Company	Indiana
34.	HCC Properties, LLC	Delaware
35.	HCC Reinsurance Company Limited	Bermuda
36.	HCC Risk Management Corporation	Texas
37.	HCC Service Company, Ltd.	Texas
38.	HCC Service Delaware, LLC	Delaware
39.	HCC Specialty Holdings (No. 1) Limited	United Kingdom
40.	HCC Specialty Holdings (No. 2) Limited	United Kingdom
41.	HCC Specialty Insurance Company	Oklahoma
42.	HCC Specialty Insurance Holdings, Ltd.	United Kingdom
43.	HCC Specialty Underwriters Agency of New York, Inc.	New York
44.	HCC Specialty Underwriters Limited	United Kingdom

State or Country of
	NAME	Incorporation

45.	HCC Specialty Underwriters, Inc.	Massachusetts
46.	HCC Strategic Investments (UK) Ltd.	United Kingdom
47.	HCC Strategic Investments, LLC	Delaware
48.	HCC Surety Group, Inc.	Delaware
49.	HCC Trustees Limited	United Kingdom
50.	HCC Underwriters, A Texas Corporation	Texas
51.	HCCI Group Limited	United Kingdom
52.	HCCL Holdings Limited	United Kingdom
53.	HCCS Corporation	Delaware
54.	Houston Casualty Company	Texas
55.	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain
56.	Illium Claims Services Limited	United Kingdom
57.	Illium Insurance Services Ltd.	United Kingdom
58.	Illium Managing Agency Ltd.	United Kingdom
59.	Illium Trustees Ltd.	United Kingdom
60.	Illium, Inc.	Delaware
61.	InsPro Corporation	California
62.	Intellicare, Inc.	Alabama
63.	Interra, Inc.	Indiana
64.	Kenrick Midwest Agency, Inc.	Ohio
65.	Kenrick Midwest, Inc.	Ohio
66.	LDG Insurance Agency Incorporated	Massachusetts
67.	LDG Re (London) Ltd	United Kingdom
68.	LDG Re Worldwide Limited	Delaware
69.	LDG Re Worldwide Ltd.	United Kingdom
70.	LDG Reinsurance Corporation	Massachusetts
71.	Loss Management Services, Incorporated	Maryland
72.	Loss Management, Inc.	Delaware
73.	MAG Acquisition Sub, Inc.	Delaware
74.	Manchester Dickson Holdings Limited	United Kingdom
75.	Midwest Claims Services, Inc.	Michigan
76.	Nameco (No. 808) Ltd.	United Kingdom
77.	Novia Care Clinics, Inc.	Indiana
78.	Novia Holdings, Inc.	Indiana
79.	Novia Underwriters, Inc.	Indiana
80.	Occidental Services, Inc.	Delaware
81.	Pepys Holdings Limited	United Kingdom
82.	Pepys Management Services Limited	United Kingdom
83.	Perico Life Insurance Company	Delaware
84.	Perico Ltd.	Missouri
85.	PIA Holdings, Inc.	New York
86.	Professional Indemnity Agency, Inc.	New Jersey
87.	Professional Indemnity Agency, Inc. of N.Y.	New York
88.	Profind Insurance Services Limited	United Kingdom
89.	Rattner Mackenzie (Bermuda) Ltd.	Bermuda
90.	Rattner Mackenzie (North America), Inc.	New York
91.	Rattner Mackenzie Limited	United Kingdom
92.	Rattner Mackenzie Limited (RML) (Exempted) Co.	Jordan
93.	Specialty Insurance Underwriters, Inc.	Missouri
94.	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
95.	Surety Associates Holding Co., Inc.	New Mexico

State or Country of
	NAME	Incorporation

96.	The Centris Group, Inc.	Delaware
97.	The Schanen Consulting Group, LLC	Georgia
98.	TMD Rattner, LLC	New York
99.	TTR, L.L.C.	New York
100.	U.S. Specialty Insurance Company	Texas
101.	United States Surety Company	Maryland
102.	US Holdings, Inc.	Delaware
103.	USBenefits Insurance Services, Inc.	California
104.	USSC Holdings, Inc.	Maryland
105.	VASA Brougher, Inc.	Indiana
106.	VASA North America, Inc.	Indiana